                                                                   EXHIBIT 25(f)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                  31-0838515
                                                    (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO               43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                            120 SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS 60603
            ATTN: JOHN R. PRENDIVILLE, SENIOR COUNSEL, (312) 661-5223
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                             CMS ENERGY CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


          MICHIGAN                                   38-2726431
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

         FAIRLANE PLAZA SOUTH
         330 TOWN CENTER DRIVE, SUITE 1100
         DEARBORN, MICHIGAN                          48126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                             SENIOR DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of December, 2000.


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                  TRUSTEE

                  BY /s/ JOHN R. PRENDIVILLE
                         -------------------
                         JOHN R. PRENDIVILLE
                          VICE PRESIDENT

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).



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                                                                       EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                December 6, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between CMS Energy Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                  Very truly yours,

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                           BY: /S/ JOHN R. PRENDIVILLE
                                   JOHN R. PRENDIVILLE
                                   SENIOR COUNSEL



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                                                                       EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 09/30/00       State #:  391581    FFIEC 032
Address:               100 Broad Street               Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                    DOLLAR AMOUNTS IN THOUSANDS    C300
                                                                                    RCON       BIL MIL THOU        ----
                                                                                    ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                          RCON
    a. Noninterest-bearing balances and currency and coin(1)....................    0081        107,674              1.a
    b. Interest-bearing balances(2).............................................    0071         19,256              1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................    1754              0              2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............    1773          4,003              2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                          1350        637,978              3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                      RCON
    RC-C).......................................................................    2122        220,388              4.a
    b. LESS: Allowance for loan and lease losses................................    3123          1,201              4.b
    c. LESS: Allocated transfer risk reserve....................................    3128              0              4.c
    d. Loans and leases, net of unearned income, allowance, and                     RCON
       reserve (item 4.a minus 4.b and 4.c).....................................    2125        219,187              4.d
5.  Trading assets (from Schedule RD-D).........................................    3545              0              5.
6.  Premises and fixed assets (including capitalized leases)                        2145         25,122              6.
7.  Other real estate owned (from Schedule RC-M)                                    2150              0              7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................    2130              0              8.
9.  Customers' liability to this bank on acceptances outstanding                    2155              0              9.
10. Intangible assets (from Schedule RC-M)......................................    2143         14,726             10.
11. Other assets (from Schedule RC-F)...........................................    2160        335,321             11.
12. Total assets (sum of items 1 through 11)....................................    2170      1,363,267             12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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
Legal Title of Bank:     Bank One Trust Company, N.A.   Call Date:  09/30/00      State #:  391581       FFIEC 032
Address:                 100 East Broad Street          Vendor ID:  D             Cert #"  21377         Page RC-2
City, State  Zip:        Columbus, OH 43271             Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1).......................................                   2200     1,134,992    13.a
       (1) Noninterest-bearing(1)........................................                   6631       663,468    13.a1
(2)    Interest-bearing..................................................                   6636       471,524    13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)................................
       (1) Noninterest bearing...........................................
       (2) Interest-bearing..............................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD
                                                                                            2800             0    14
15. a. Demand notes issued to the U.S. Treasury                                             RCON
                                                                                            2840             0    15.a
    b. Trading Liabilities (from Sechedule RC-D)..........................                  RCFD
                                                                                            3548             0    15.b

16. Other borrowed money:                                                                   RCON
    a. With original maturity of one year or less.........................                  2332             0    16.a
    b. With original  maturity of more than one year......................                  A547             0    16.b
    c. With original maturity of more than three years....................                  A548             0    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920             0    18.
19. Subordinated notes and debentures.....................................                  3200             0    19.
20. Other liabilities (from Schedule RC-G)................................                  2930        88,146    20.
21. Total liabilities (sum of items 13 through 20)........................                  2948     1,223,138    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........................                  3838             0    23.
24. Common stock..........................................................                  3230           800    24.
25. Surplus (exclude all surplus related to preferred stock)                                3839        45,157    25.
26. a. Undivided profits and capital reserves.............................                  3632        94,155    26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.........................................................                  8434            17    26.b
    c. Accumulated net gains (losses) on cash flow hedges.................                  4336             0    26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27)                                       3210       140,129    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).................................                  3300     1,363,267    29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                                   [           ] Number
    bank by independent external Number auditors as of any date during 1996..................... RCFD6724 ......[N/A        ] M.1
1 = Independent audit of the bank conducted in accordance            4. = Directors' examination of  the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may  be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company           5  = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which           6  = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                7  = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                  8  = No external audit work
     accordance with generally accepted auditing standards by
     a certified public accounting firm (may be required by
     state chartering authority)

(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.